EXHIBIT 10.35
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                             THIRD VOTING TRUST EXTENSION
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     WHEREBY, on May 15, 1991, an agreement was made between R&M Holding Company
(hereinafter referred to as "R&M"), the owner of 100% of the voting stock of Kenbee
Management, Inc. (hereinafter referred to as "Kenbee") and Alan Casnoff (hereinafter referred to as "Casnoff") to act as trustee, and

     WHEREAS, said trust had an original duration of six months, and

     WHEREAS, said trust was extended by Roger D. Stern in his capacity as President for an additional period of nine years and two months commencing December 10, 1991,
and

     WHEREAS, said trust was extended by Martin Wright until June 30, 1993, and by a Second Voting Trust Extension to December 31, 1994, and

     WHEREAS, Martin Wright is the holder of 50% of the stock of R&M and wishes to ratify and confirm a further extension of the voting trust until February 28, 2001.

     IT IS HEREBY AGREED AS FOLLOWS:

     1. Martin Wright does hereby extend the voting trust to Casnoff until December
31, 2000, and

     2. Martin Wright does hereby ratify any actions and votes taken by Casnoff from the period January 1, 1995 through and including the date of this extension, and

    3. Martin Wright does hereby acknowledge that all actions taken by Casnoff are done for the benefit of Kenbee and its shareholders and that Casnoff shall no obligation or liability to the shareholders for any decision he takes in good faith, and that Casnoff shall be subject and held liable only for actions taken by him which amount to gross negligence or to self dealing. In all other respects, R&M and its shareholders agree to hold harmless Casnoff from any claims, actions, liabilities or other damages incurred.




Dated: March 27, 1996                       Martin Wright
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                                            Martin Wright